Exhibit 99.1

Amylin and Lilly Announce Achievement of First Exenatide Development Milestones

Successful Completion of Phase 3 Pivotal Studies Results in Lilly $35 Million Payment to Amylin

SAN DIEGO, and INDIANAPOLIS, Dec 18, 2003 /PRNewswire-FirstCall via Comtex/ — Amylin Pharmaceuticals, Inc., (Nasdaq: AMLN) and Eli Lilly and Company (NYSE: LLY) today announced the achievement of the first development milestones in the global collaboration agreement for exenatide (synthetic exendin-4). The milestones mark the successful completion of the exenatide Phase 3 pivotal studies and a complete review of the full statistical data from the studies. Pursuant to the collaboration agreement, Lilly has agreed to pay Amylin development milestone payments totaling $35 million.

“These milestone payments acknowledge the successful, on-time completion of three major long-term clinical studies,” said Ginger Graham, President and Chief Executive Officer at Amylin Pharmaceuticals, Inc. “We believe the data from these studies provide a solid base for the exenatide New Drug Application, currently projected for submission to the FDA in mid-2004.”

“The successful completion of the exenatide Phase 3 pivotal trials reflects the quality of our ongoing collaboration with Amylin Pharmaceuticals and marks an important milestone in our commitment to remain at the forefront of diabetes research and treatment,” said John C. Lechleiter, Ph.D., Executive Vice President, Pharmaceutical Products and Corporate Development at Lilly. “Data from the exenatide Phase 3 program is encouraging and we are hopeful that exenatide will represent a significant advance in the treatment of type 2 diabetes.”

Lilly has agreed to relinquish any future rights to convert the $35 million milestone payments into Amylin common stock. Prior to this decision, Lilly retained the right to convert the milestone payments to Amylin common stock if the New Drug Application were not accepted for filing by the U.S. Food and Drug Administration (FDA) on or before December 31, 2005.

Exenatide, the first in a new class of investigational compounds known as incretin mimetics, is being developed by Amylin Pharmaceuticals and Eli Lilly and Company as a potential treatment for type 2 diabetes. The companies announced the completion of the long-term clinical trials for exenatide in November 2003, of which the results will form the basis of a planned submission to the FDA.

About Amylin and Lilly

Amylin Pharmaceuticals is committed to improving the lives of people with diabetes and other metabolic disorders through the discovery, development and commercialization of innovative, cost-effective medicines. Further information on Amylin Pharmaceuticals and its pipeline in metabolism is available at www.amylin.com .

Lilly, a leading innovation-driven corporation is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Ind., Lilly provides answers — through medicines and information — for some of the world’s most urgent medical needs. Additional information about Lilly is available at www.lilly.com .

This press release contains forward-looking statements, which involve risks and uncertainties. Actual results could differ materially from those forward-looking statements discussed in this press release. There can be no assurance that current or future clinical trials will confirm the preliminary results referred to in this release, that existing clinical data will be satisfactory to the FDA, that a new drug application will be filed for exenatide on a timely basis, or that exenatide will receive regulatory approvals or prove to be commercially successful. Additional risks and uncertainties are described more fully in both Lilly’s and Amylin’s most recently filed SEC documents, such as their Annual Reports on Form 10-K for the fiscal year ended December 31, 2002 under the heading “Risk Factors,” their Quarterly Reports on Form 10-Q, and in Amylin’s recently filed registration statement on Form S-3 (#333-111086).

SOURCE Amylin Pharmaceuticals, Inc.; Eli Lilly and Company

Eric Shearin of Amylin, +1-858-552-2200; or Morry Smulevitz of Lilly, +1-317-651-5567

http://www.prnewswire.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Amylin Pharmaceuticals, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.